     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1994

                                                         REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                              BANCORP HAWAII, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

        HAWAII                      99-0148992
       (STATE OF           (IRS EMPLOYER IDENTIFICATION
    INCORPORATION)                     NO.)

                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 DAVID A. HOULE
                              BANCORP HAWAII, INC.
                                 P. O. BOX 2900
                             HONOLULU, HAWAII 96846
                                 (808) 537-8111
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                    Copy to:
                           J. THOMAS VAN WINKLE, ESQ.
                  CARLSMITH BALL WICHMAN MURRAY CASE & ICHIKI
                 1001 BISHOP STREET, SUITE 2200, PACIFIC TOWER
                             HONOLULU, HAWAII 96813
                                 (808) 523-2500
                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following. /X/
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                 AMOUNT TO      PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
                  TITLE OF                           BE          OFFERING PRICE       OFFERING        REGISTRATION
        SECURITIES TO BE REGISTERED            REGISTERED (*)    PER SHARE (*)       PRICE (*)          FEE (*)
Common Stock (par value $2 per share).......     1,000,000          $32.8125        $32,812,500        $11,314.73

(*) The number of shares of common stock being registered represents the maximum number of shares that may be sold. The registration fee is calculated on the basis of the average of the high and low prices for the common stock on the New York Stock Exchange composite tape on July 26, 1994.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

    AS PERMITTED BY RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS RELATED TO THIS REGISTRATION STATEMENT ALSO COVERS SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 33-44395 ON FORM S-3.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              BANCORP HAWAII, INC.
                        1,000,000 SHARES OF COMMON STOCK
                           PAR VALUE $2.00 PER SHARE
                              -------------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                              -------------------

    The Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides shareholders of common stock ("Common Shares") of Bancorp Hawaii, Inc. ("Bancorp") with a simple and convenient method of purchasing Common Shares without fees of any kind. Any holder of record of Common Shares of Bancorp is eligible to join the Plan.

    In addition, any of the following who is not a holder of record or beneficial owner of Common Shares may join the Plan by purchasing Common Shares pursuant to the initial stock purchase provisions of the Plan: an employee, retired employee, or director of Bancorp, Bank of Hawaii (the "Bank"), or any of their wholly owned subsidiaries ("Eligible Employee"); or a resident of the State of Hawaii.

    Investment options offered participants under the Plan are:

        FULL DIVIDEND REINVESTMENT--Reinvest dividends on all Common Shares held. Participants may also make optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter.

        PARTIAL DIVIDEND REINVESTMENT--Reinvest dividends on less than all Common Shares held and continue to receive cash dividends on the other shares. Participants may also make optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter.

        OPTIONAL PAYMENTS ONLY--Invest by making optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter without reinvesting dividends on Common Shares held.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                            UNDERWRITING
                                                          PRICE TO           DISCOUNTS          PROCEEDS TO
                                                           PUBLIC         AND COMMISSIONS          ISSUER
- ---------------------------------------------------------------------------------------------------------------
Per Share..........................................          *                   $0                  *
Total..............................................          *                   $0                  *

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
* The price of Common Shares purchased under the Plan shall be 100% of the market price determined on the basis of the average of the last sales prices of the shares on the New York Stock Exchange for the period of five trading days ending on the day of purchase.
                              -------------------

    This Prospectus relates to 1,000,000 authorized and unissued Common Shares registered for sale under the Plan. It is suggested that this Prospectus be retained for future reference.
                              -------------------
   THESE  SECURITIES  HAVE   NOT  BEEN   APPROVED  OR   DISAPPROVED  BY   THE
     SECURITIES  AND  EXCHANGE  COMMISSION NOR  HAS  THE  COMMISSION PASSED
       UPON  THE   ACCURACY  OR   ADEQUACY   OF  THIS   PROSPECTUS.   ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

    Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of Bancorp since the date hereof. No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus and in other documents relating to the Plan delivered to eligible parties and filed with the Securities and Exchange Commission, in connection with the offer described in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell the securities to which this Prospectus relates in any State to any person to whom it is unlawful to make such offer in such State.

                 THE DATE OF THIS PROSPECTUS IS JULY   , 1994.

    This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). The Registration Statement may be inspected without charge at the principal office of the Commission in Washington, D.C., and all copies of all or any parts of it may be obtained from the Commission upon payment of the prescribed fees.

    Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at the Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Bancorp's Common Stock is listed on the New York Stock Exchange. Reports, proxy material, and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated herein (except for certain exhibits to such documents) or Bancorp's Annual Report to Shareholders. Requests should be addressed to Corporate Secretary Department, Bancorp Hawaii, Inc., 130 Merchant Street, Honolulu, Hawaii 96813, telephone (808) 537-8239.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
The Issuer.................................................................................................          3
Description of the Dividend Reinvestment and Stock Purchase Plan...........................................          3
Purpose....................................................................................................          3
  Advantages...............................................................................................          3
  Administration...........................................................................................          3
  Participation............................................................................................          4
  Costs....................................................................................................          5
  Purchases................................................................................................          5
  Initial Stock Purchase and Optional Payments.............................................................          6
  Reports to Participants..................................................................................          6
  Certificates for Shares..................................................................................          7
  Termination of Participation.............................................................................          7
  Sale of Shares...........................................................................................          7
  Effective Date...........................................................................................          7
  Safekeeping of Shares....................................................................................          7
  Limitation of Liability..................................................................................          8
  Other Information........................................................................................          8
  Federal Income Tax Consequences of Participation in the Plan.............................................          9
Use of Proceeds............................................................................................         10
Incorporation of Certain Documents by Reference............................................................         10
Indemnification of Directors and Officers..................................................................         10
Experts....................................................................................................         10

                                   THE ISSUER

    Bancorp Hawaii, Inc. ("Bancorp") is the issuer of the shares of common stock ("Common Shares") covered by this Prospectus. Its principal executive offices are located at 130 Merchant Street, Honolulu, Hawaii 96813, telephone (808) 537-8111.

        DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    The following is a discussion of the provisions of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Bancorp. Those holders of Common Shares who do not wish to participate in the Plan will receive cash dividends, as declared, by check as usual.

    This Prospectus relates to Common Shares purchased on or after the date of this Prospectus in accordance with the provisions of the Plan.

PURPOSE

    The purpose of the Plan is to provide holders of record of Common Shares with a simple and convenient method of investing cash dividends and optional payments in additional Common Shares without payment of any brokerage commission or service charges. The Plan is also intended to encourage ownership of Common Shares by Eligible Employees and residents of the State of Hawaii.

    Because Common Shares will be purchased directly from Bancorp, Bancorp will retain such funds for general corporate purposes.

ADVANTAGES

    The following are some of the advantages of participating in the Plan:

        (a) Participants may purchase Common Shares quarterly with reinvested cash dividends on all or less than all of the Common Shares registered in their names.

        (b) Participants may also purchase Common Shares monthly with optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter.

        (c) No commission or service charges are paid by participants in connection with purchases under the Plan.

        (d) Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a participant's account.

        (e) Cash dividends on the shares in the participant's account are automatically reinvested in additional Common Shares.

        (f) The Plan assures safekeeping of shares credited to a participant's account because certificates for such shares are not issued unless requested by the participant.

ADMINISTRATION

    The Bank of New York (the "Administrator") administers the Plan for participants, keeps records, sends statements of account to participants, and performs other duties relating to the Plan. Common Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will keep an individual account for each participant to record the participant's interest in the Plan.

PARTICIPATION

    All holders of record of Common Shares are eligible to join the dividend reinvestment and optional payment portions of the Plan at any time. An eligible shareholder may join the Plan by completing and signing a Bancorp-approved authorization form ("Authorization Form") and returning it to the Corporate Secretary of Bancorp. Each participant in the Plan will remain a participant until he or she terminates his or her participation in the Plan. An Authorization Form and a reply envelope are enclosed with this Prospectus, except to eligible shareholders who are already participants and who therefore automatically will continue to participate in the Plan. Additional forms (along with a reply envelope) may be obtained at any time by writing to Bancorp Hawaii, Inc., P.O. Box 2900, Honolulu, Hawaii 96846, Attention: Corporate Secretary, or by calling the Corporate Secretary Department at (808) 537-8239.

    Except as discussed below, only holders of record of Common Shares are eligible to join the dividend reinvestment and optional payment portions of the Plan. Accordingly, owners of Common Shares whose shares are held of record in names other than their own (e.g., broker, bank nominee) must either (1) have the election to have their shares participate in the Plan made by the holder of record or (2) become holders of record by having Common Shares transferred into their own names and then making an election to participate. An election to have shares participate in the Plan may not exceed the number of shares held of record by the person making the election.

    The Plan provides that if a member of the Bank of Hawaii Profit Sharing Plan has an interest in the Bancorp Stock Fund of such profit sharing plan, he or she will be regarded as a holder of record of Common Shares. Such a person is thereby eligible to make optional payments to the Plan even if he or she owns no other Common Shares.

    An Authorization Form electing reinvestment of dividends must be received by the record date of the dividend to be reinvested in order to reinvest that dividend. An optional payment may be made when joining the Plan or at any time thereafter.

    In addition, the following may join the Plan by purchasing Common Shares pursuant to the initial stock purchase provisions of the Plan:

        (a) An Eligible Employee who is not a holder of record or a beneficial owner of Common Shares participating in the Plan.

        (b) An individual who is a resident of the State of Hawaii and who is not a holder of record or a beneficial owner of Common Shares participating in the Plan. The Plan provides that the Chairman of the Board of Bancorp may suspend the eligibility of such individuals to participate in the initial stock purchase provisions of the Plan at any time.

    A person may purchase Common Shares pursuant to the initial stock purchase provisions of the Plan by completing and signing a Bancorp-approved Initial Stock Purchase Form-Hawaii Resident/Eligible Employee, as the case may be, and returning it to the Corporate Secretary of Bancorp. An initial stock purchase payment must be at least $250, but the initial stock purchase payment and any optional payment may not exceed an aggregate of $5,000 in any calendar quarter. Common Shares purchased pursuant to the initial stock purchase provisions of the Plan will be at 100% of the market price. A person purchasing Common Shares pursuant to the initial stock purchase provisions of the Plan will be deemed to have chosen the Full Dividend Reinvestment option, described below, unless and until such person has changed the investment option by signing an Authorization Form electing another investment option.

    The Authorization Form provides for the purchase of Common Shares through the following investment options offered under the Plan:

        FULL DIVIDEND REINVESTMENT--Reinvest dividends on all Common Shares held by a participant at 100% of the market price. Optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter may also be made. Optional payments will be invested at 100% of the market price.

        PARTIAL DIVIDEND REINVESTMENT--Reinvest dividends on fewer than all of the Common Shares held by a participant at 100% of the market price and continue to receive cash dividends on the other Common Shares. Optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter may also be made. Optional payments will be invested at 100% of the market price.

        OPTIONAL PAYMENTS ONLY--Invest by making optional payments of a minimum of $25 per payment up to an aggregate of $5,000 per calendar quarter. Optional payments will be invested at 100% of the market price.

    If dividends are subject to federal income tax withholding, the amount of tax to be withheld will be deducted from the dividend amount to determine the amount to be reinvested.

    A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Corporate Secretary of Bancorp for review and forwarding to the Administrator. However, any change in option with respect to reinvestment of dividends must be received by the Corporate Secretary of Bancorp by the first day of the month preceding the month in which the dividends are to be paid to allow sufficient time for processing.

    Cash dividends on Common Shares credited to the participant's account under the Plan are automatically reinvested to purchase additional Common Shares.

COSTS

    No brokerage fees are incurred in purchasing Common Shares under the Plan because Common Shares are purchased directly from Bancorp. All service fees and costs of administration of the Plan are paid by Bancorp, except that (i) participants who elect to have the Administrator, as agent for the participant, sell the shares of common stock from his or her account on the open market and to receive cash in lieu of the issuance of a stock certificate upon termination or withdrawal from the Plan will be charged brokerage commission, a service fee of the Administrator charged in connection with such sale, and any applicable taxes to be paid or withheld by the Administrator and (ii) participants who elect to have the Administrator hold shares of Bancorp common stock as described in "Safekeeping of Shares" shall pay all fees charged by the Administrator for such service.

PURCHASES

    The price of Common Shares purchased under the Plan will be 100% of the market price, which will be determined on the basis of the average of the last sales prices of Common Shares on the New York Stock Exchange for the period of five trading days ending on the day of the purchase. If there is no trading in the Common Shares during any trading day during the five-day period, the market price and the purchase price based thereon will be determined by Bancorp on the basis of such market quotations as it deems appropriate. No Common Shares will be sold by Bancorp to the Plan at less than the par value of such shares of $2.00 per share.

    Cash dividends on Common Shares will be applied to the purchase of Common Shares on dividend payment dates. Any optional payment received by the Corporate Secretary Department of Bancorp by the last business day of the month will be applied towards the purchase of additional Common Shares on the tenth business day of the following month or on the dividend payment date if a dividend is payable in such month.

    Each participant's account will be credited with that number of Common Shares, including fractions computed to four decimal places, equal to the amounts to be invested, divided by the applicable purchase price.

INITIAL STOCK PURCHASE AND OPTIONAL PAYMENTS

    An initial stock purchase payment in the form of cash, check, or money order may be made at any time, but must be in an amount of at least $250. The initial stock purchase payment and any optional payment, however, may not exceed an aggregate of $5,000 in any calendar quarter. (A payment is regarded as made on the date it is invested.) It is recommended that initial stock purchase payments not be made in cash, especially if made by mail.

    Optional payments in the form of cash, check, or money order may be made at any time, but must be for at least $25 per payment and may not exceed an aggregate of $5,000 per calendar quarter. The amount of the optional payments may be varied each time (but may not be less than $25 per payment), and there is no obligation to make additional optional payments. It is recommended that optional payments not be made in cash, especially if made by mail.

    Initial stock purchase or optional payments received by the Corporate Secretary Department of Bancorp by the last business day of the month will be applied towards the purchase of additional Common Shares on the tenth business day of the following month or on the dividend payment date if a dividend is payable in such month.

    An optional payment form and reply envelope may be obtained by calling the Corporate Secretary Department of Bancorp at (808) 537-8239 or by written request mailed to Bancorp Hawaii, Inc., P.O. Box 2900, Honolulu, Hawaii 96846,
Attention: Corporate Secretary. All checks or money orders should be made payable to "The Bank of New York, Agent," and sent to Bancorp at the above address.

    While initial stock purchase or optional payments may be made at any time, no interest will be paid on such payments for the period from the date of receipt until the date Common Shares are purchased. Checks and other drafts must clear before such funds will be available for purchases of Common Shares under the Plan. Checks drawn on foreign banks are subject to collection fees and exchange rates on the date of negotiation.

REPORTS TO PARTICIPANTS

    Each participant in the Plan will receive a statement of account at least once each quarter showing amounts invested, purchase prices, shares purchased, and other information for the year to date. Each year, the fourth quarter statement with summary will reflect year-to-date information which should be retained for the participant's permanent record. Each participant will also receive a Form 1099 for income tax purposes.

    In addition, each participant will receive copies of the same communications sent to every other holder of Common Shares, including Bancorp's Quarterly Shareholders Report, Annual Report to Shareholders, and the Notice of Annual Meeting and Proxy Statement.

CERTIFICATES FOR SHARES

    Common Shares purchased under the Plan, including Common Shares purchased pursuant to the initial stock purchase provisions of the Plan, will be registered in the name of the Administrator or its nominee. The number of shares credited to an account under the Plan will be shown on the participant's quarterly statement of account. This protects against loss, theft, or destruction of stock certificates.

    Certificates for such shares will not be issued to a participant except upon the participant's termination of participation in the Plan or withdrawal of all or a portion of the shares from the participant's account. Upon a participant's termination of participation in the Plan, the participant will receive certificates for whole shares credited to the participant's account and a cash payment for any fraction of a share. Upon a participant's withdrawal of all or a portion of the shares from the participant's account, the participant will receive certificates for whole shares so withdrawn, but in no case will certificates for fractional shares be issued.

    Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan, or in the case of those persons entering the Plan pursuant to the initial stock purchase provisions of the Plan, in the names designated on the Bancorp-approved initial stock purchase form.

TERMINATION OF PARTICIPATION

    Participation in the Plan may be terminated by a participant at any time. In order to terminate participation in the Plan, a participant must send a written request to The Bank of New York, Dividend Reinvestment Department, Church Street Station, P.O. Box 11260, New York, N.Y. 10286-1260. When participation in the Plan is terminated, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share. Certificates for fractions of shares will not be issued under any circumstances, and any cash payments will be based on the then current market price of the stock.

    Any notice of termination received after a dividend record date will not be effective until dividends paid for such record date have been credited to the participant's Plan account.

SALE OF SHARES

    A participant who wishes to receive cash in lieu of shares upon withdrawal or termination of participation may request the Administrator, as agent for the participant, to sell such shares on the open market and to remit the net proceeds to the participant. The net proceeds will equal the selling price of the shares on the date of sale less brokerage commission, a service fee of the Administrator charged in connection with such sale, and any applicable taxes to be paid or withheld by the Administrator. Any fractional shares credited to a participant under the Plan upon withdrawal or termination will be converted to cash on the basis of the then current market price of the stock.

EFFECTIVE DATE

    The original effective date of the Plan was January 1, 1980. The terms of the Plan as described in this Prospectus apply to purchases of Common Shares under the Plan occurring after the date of this Prospectus.

SAFEKEEPING OF SHARES

    In accordance with such procedures as the Administrator may adopt from time to time, a participant may deliver to the Administrator certificates for shares of Bancorp common stock participating in the Plan of which the participant is the record holder. The Administrator will register such shares in its or its nominee's name, but the participant will remain the beneficial owner of such shares. The Administrator will maintain an individual account in the name of the participant to record the participant's beneficial ownership of such shares.

    The Administrator will charge the participant, and the participant (not Bancorp) shall be liable for, a fee of $7.00 for each deposit of shares into such an account. The Administrator currently does not charge any additional fees in connection with such an account, but it reserves the right to increase such fee or impose additional fees at any time.

LIMITATION OF LIABILITY

    Neither Bancorp, the Administrator, nor any of their representatives, employees, or agents shall be liable under the Plan or this Prospectus for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (1) arising out of any such act or omission to act that occurs prior to a participant's terminating participation pursuant to the terms of the Plan, and (2) with respect to the prices at which shares are purchased for the participant's account and the times such purchases are made.

OTHER INFORMATION

    If a participant who is reinvesting dividends on all or a portion of the Common Shares registered in the participant's name disposes of a portion of such shares, the dividends on the remainder of the shares will continue to be reinvested under the Plan. For example, if a participant authorized reinvestment of the cash dividends on 50 shares of a total of 100 shares registered in the participant's name and then the participant disposed of 25 shares, the Administrator would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If instead, the participant disposed of 75 shares, the Administrator would continue to reinvest the cash dividends on all of the remaining 25 shares.

    If a participant disposes of all Common Shares registered in the participant's name, the Administrator will continue to reinvest the dividends on the shares credited to the participant's account under the Plan until otherwise notified.

    If a participant has an account in the Plan, all stock distributable to such participant as a result of a stock dividend or stock split by Bancorp on its Common Stock (including stock distributable on shares of Common Stock that are not held of record by the Administrator under the Plan) shall be credited to the participant's account in the Plan. If a Bancorp shareholder does not have an account in the Plan, all stock distributable to such shareholder as a result of a stock dividend or stock split by Bancorp on its Common Stock will be mailed directly to the shareholder.

    Common Shares credited to the account of a participant under the Plan may not be pledged or encumbered. A participant who wishes to pledge or encumber such shares must request that the certificates for such shares be issued in the participant's name.

    Pursuant to such rules as the Administrator and Bancorp may agree upon from time to time, a participant may transfer shares from one account in the Plan to another account in the Plan or may direct that shares be issued from the participant's account in the Plan to another person. Any such transfer or issuance must be made upon such forms as the Administrator may require.

    The participant agrees to notify the Administrator promptly in writing of any change of address. Notices to the participant may be given by letter addressed to the participant at his or her last address of record with the Administrator.

    The Administrator will forward all proxy materials including a form of proxy and return envelope covering all shares owned by a participant to be voted, such proxy to be returned by the participant to Bancorp or Bancorp's proxy agent.

    If no instructions are received on a proxy card or instruction form returned, properly signed, with respect to any item thereon, all of the shares credited to the participant's account under the Plan will be voted in accordance with the recommendations of Bancorp's management. If the proxy card or instruction form is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

    Bancorp reserves the right to suspend, modify, or terminate the Plan at any time. The Chairman of the Board of Bancorp may suspend the Plan at any time. All participants will receive notice of any such suspension, modification, or termination. Upon termination of the Plan by Bancorp, certificates for whole shares credited to a participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

    Participants should recognize that Bancorp cannot assure them of a profit or protect them against a loss on the Common Shares purchased under the Plan. As with any investment there is an element of risk and there can be no guarantee that every dollar invested will produce a given amount of income.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

    Certain federal income tax consequences of participating in the Plan under federal income tax law existing as of the date of this Prospectus are as follows:

        1. In connection with Common Shares purchased with reinvested dividends, the fair market value of the shares purchased with reinvested dividends constitutes dividend income to the shareholder on the dividend payment date. (Nonparticipating shareholders will have dividend income in the amount of cash received.)

        2. The full amount of dividend income will be eligible for the 70% dividends received deduction in the case of corporate shareholders.

        3. The tax basis of Common Shares credited to the account of a participant will be their fair market value on the date of their purchase under the Plan.

        4. A participant's holding period for Common Shares acquired pursuant to the Plan will begin on the day following the purchase of such shares.

        5. A participant will not realize any taxable income when the participant receives certificates for whole Common Shares credited to the participant's account, either upon the participant's request for those shares or upon termination of participation in or termination of the Plan.

        6. A participant will realize gain or loss when the Common Shares are sold or exchanged, and in case of a fractional share or cash payment in lieu of shares, when the participant receives a cash payment for a fraction of a share credited to the participant's account or when the participant receives a cash payment in lieu of shares. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis therefor.

    A Plan participant is advised to consult with his or her own tax advisor as to the tax effects of his or her participation in the Plan.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Common Shares offered pursuant to the Plan will be used for general corporate purposes of Bancorp, including investments in, or extensions of credit to, Bancorp's banking and nonbanking subsidiaries.

    Based   upon  the  past  and   anticipated  growth  of  Bancorp,  management
anticipates that Bancorp will engage, in the future, in additional financings for similar general corporate purposes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Bancorp with the Securities and Exchange Commission are incorporated herein by this reference as of their respective dates:

        1. Bancorp's Form 10-K Annual Report, which contains audited financial statements for Bancorp's latest fiscal year ended December 31, 1993.

        2. All other reports of Bancorp filed pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 since December 31, 1993.

        3.     The  description  of  Bancorp   common  stock  contained  in  the
    registration statement (and past and future amendments thereto) for such common stock filed under Section 12 of the Securities Exchange Act of 1934.

    All documents subsequently filed by Bancorp pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the shares pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of such filing of such documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

    LEGAL OPINION. The validity of the shares of common stock to be offered hereunder will be passed upon for the registrant by the law firm of Carlsmith Ball Wichman Murray Case & Ichiki ("Carlsmith Ball"). Charles R. Wichman, one of the registrant's directors, is a retired partner of Carlsmith Ball and is the beneficial owner of 31,752 shares of registrant's common stock. Carlsmith Ball attorneys who have participated in the preparation of this Registration Statement are the beneficial owners of a total of 15,105 shares of registrant's common stock.

                                    EXPERTS

    The consolidated financial statements of Bancorp incorporated by reference in Bancorp's Annual Report (Form 10-K) for the year ended December 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference and are included in reliance upon such report given on their authority as experts in accounting and auditing.

[LOGO]

DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN

    This prospectus describes how you can purchase additional common shares of Bancorp Hawaii, Inc. by automatically reinvesting your dividends.

    The Dividend Reinvestment and Stock Purchase Plan is designed for all holders of Bancorp Hawaii, Inc. common stock and those who qualify to make an initial stock purchase under the Dividend Reinvestment and Stock Purchase Plan.

BENEFITS TO OUR SHAREHOLDERS

- - You purchase additional stock with reinvested dividends.

- - You increase your Bancorp Hawaii, Inc. holdings without paying service charges or commissions.

- - Your increased holdings will generate additional dividends.

- - You may reinvest all or part of your dividends.

- - Your record-keeping is simplified by having The Bank of New York act as your agent to promptly reinvest your dividends.

- - Your participation is voluntary, and you may join or cancel whenever you wish.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with this Registration Statement are:

Registration Fee...................................................  $  11,315
                                                                     ---------
Printing Costs.....................................................  $   2,625
                                                                     ---------
Legal Expenses.....................................................  $   8,500
                                                                     ---------
Accounting Expenses................................................  $       0
                                                                     ---------
Miscellaneous......................................................  $   1,000
                                                                     ---------
    Total..........................................................  $  23,440
                                                                     ---------
                                                                     ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 415-5 of the Hawaii Revised Statutes authorizes a Hawaii corporation to indemnify its directors, officers, employees and agents against certain liabilities and expenses they may incur in such capacities, and provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of certain types of actions or any issue therein. The indemnification provided by Section 415-5 is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. The registrant's Restated Articles of Incorporation provide for the indemnification of the registrant's directors, officers, employees or agents against certain liabilities. Additionally, the registrant maintains insurance under which its directors, officers, employees or agents are insured against certain liabilities.

ITEM 16.  EXHIBITS.

    The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Bancorp Hawaii, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on the 27th day of July, 1994.

                                          BANCORP HAWAII, INC.

                                          By      /s/ H. HOWARD STEPHENSON

                                            ------------------------------------
                                                    H. Howard Stephenson
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------
             /s/ H. HOWARD
            STEPHENSON               Chairman of the Board and
- -----------------------------------   Chief Executive Officer    July 27, 1994
       H. Howard Stephenson           and Director

                     *
- -----------------------------------  President and Director      July 27, 1994
        Lawrence M. Johnson

                     *
- -----------------------------------  Director                    July 27, 1994
         Peter D. Baldwin

                     *
- -----------------------------------  Director                    July 27, 1994
        Mary G.F. Bitterman

                     *
- -----------------------------------  Director                    July 27, 1994
         Thomas B. Hayward

                     *
- -----------------------------------  Director                    July 27, 1994
          David A. Heenan

                     *
- -----------------------------------  Director                    July 27, 1994
          Stuart T.K. Ho

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

                     *
- -----------------------------------  Director                    July 27, 1994
     Herbert M. Richards, Jr.

                     *
- -----------------------------------  Director                    July 27, 1994
          Fred E. Trotter

                     *
- -----------------------------------  Director                    July 27, 1994
        Charles R. Wichman

                     *
- -----------------------------------  Director                    July 27, 1994
            K. Tim Yee

                     *
- -----------------------------------  Chief Financial Officer     July 27, 1994
          David A. Houle

                     *
- -----------------------------------  Chief Accounting Officer    July 27, 1994
          Denis K. Isono

*By     /s/ H. HOWARD
STEPHENSON
   --------------------------------
        (H. Howard Stephenson,
         Attorney-in-Fact)

                                 EXHIBIT INDEX

                                                                                                          SEQUENTIALLY
     NO.                                            DESCRIPTION                                           NUMBERED PAGE
- -------------  --------------------------------------------------------------------------------------  -------------------
       (4)     Bancorp Hawaii, Inc. Dividend Reinvestment and Stock Purchase Plan....................

       (5)     Opinion of Carlsmith Ball Wichman Murray Case & Ichiki re legality....................

       (8)     Opinion of Carlsmith Ball Wichman Murray Case & Ichiki re tax matters.................

      (23)(a)  Consent of Ernst & Young..............................................................
          (b)  Consent of Carlsmith Ball Wichman Murray Case & Ichiki
                (see Exhibits (5) and (8))...........................................................

      (24)(a)  Power of Attorney of Bancorp Hawaii, Inc., and the Directors and Officers.............
          (b)  Power of Attorney of Chief Accounting Officer Denis K. Isono..........................